Exhibit 10.27

PROMISSORY NOTE

[ • ], 2015

FOR VALUE RECEIVED, the undersigned, Philadelphia Energy Solutions Inc., a Delaware corporation (the “Company”), hereby promises to pay to Carlyle CEMOF AIV Investors Holdings, L.P., a Delaware limited partnership (the “Holder”), on the Maturity Date (as hereafter defined), such Principal Amount (as hereafter defined) and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on such sum outstanding hereunder at a rate of 0.5% per annum (the “Interest Rate”); but in no event shall the Interest Rate exceed the maximum rate of nonusurious interest permitted by applicable law to be paid by the Holder (and to the extent permitted by law, interest on any overdue principal or interest thereon).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Contribution, Assignment and Assumption Agreement, dated as of the date hereof, among the Company, the Holder and the other parties thereto.

For purposes of this Promissory Note, “Principal Amount” shall mean the amount of FOUR MILLION THREE HUNDRED NINETY-SIX THOUSAND THREE HUNDRED NINETEEN dollars ($4,396,319), as increased or decreased so that the Principal Amount on the Maturity Date equals (i) the aggregate fair value of all assets, other than the limited liability interests in Philadelphia Energy Solutions LLC, of PES Investors III, L.P., a Delaware limited partnership, PES Investors III-A, L.P., a Delaware limited partnership, PES Investors V, L.P., a Delaware limited partnership and PES Investors IV, L.P., a Delaware limited partnership (collectively, the “PES Investors Entities”), less (ii) the aggregate fair value of the liabilities of the PES Investors Entities as of the closing date of the initial public offering of the Company.

For purposes of this Promissory Note, “Maturity Date” shall mean March 15, 2016.  The undersigned shall not have the right to prepay at any time, or from time to time, without premium or penalty all or any portion of the principal due hereunder.  All payments shall be made in lawful money of the United States of America.  If any amount payable by the Company under this Promissory Note is not paid when due, such amount shall thereafter bear default interest at a rate equal to the Interest Rate plus 2.0% per annum, to the fullest extent permitted by applicable law, until payment in full thereof.  Any such amounts (including interest on past due interest) shall be due and payable upon the written demand of the Holder.

All payments hereon shall be applied first, to costs and expenses and other amounts owing to the Holder under this Promissory Note; second, to accrued interest then payable; and third, to principal.

The Holder shall have full recourse against the undersigned.

The Company hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note.  No waiver by the Holder of any default shall be effective unless in writing nor shall it operate as a waiver of any other default or of the same default on a future occasion.  This Promissory Note shall be binding upon the Company and its successors and assigns.  The Company agrees to pay all costs of collection of this Promissory Note, including, without limitation, reasonable attorneys’ fees and costs, in the event it is not paid when due.

Time is of the essence of this Promissory Note.  This Promissory Note may be modified only by a writing executed by the Company and the holder hereof.  In the event that any one or more provisions of this Promissory Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain in full force and effect.

The Company shall maintain at its office a register for the recordation of the names and addresses of the Holder, and any subsequent transferees, whether by assignment, purchase or other transfer (each a “Transferee,” and together with the Holder, “Purchasers”), of this Promissory Note, or any interest or portion therein, and the principal amount of this Promissory Note (together with an interest or portion of this Promissory Note, the “Notes”) (and stated interest therein) of each Purchaser from time to time (the “Register”).  The Register shall be available for inspection by any of the persons that are parties to the Notes at any reasonable time and from time to time upon reasonable prior notice.  The Company shall record in the Register each repayment or prepayment in respect of the principal amount of the Notes, and any such recordation shall be conclusive and binding on the Holder and each Purchaser, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Company’s obligations in respect of any Note.  For the avoidance of doubt, the foregoing provisions are intended to comply with the registration requirements in U.S. Treasury Regulations Section 5f.103-1(c), or any successor provisions thereof, such that the Notes are considered to be issued in “registered form” pursuant to such regulations, and all parties hereto shall construe the provisions of the Notes to ensure that the Notes will be considered to have been so issued.

THIS PROMISSORY NOTE HAS BEEN MADE AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL ACTIONS HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

With respect to any suit, action or proceeding relating to this Promissory Note, the Company irrevocably (a) submits to the non-exclusive jurisdiction of the courts in the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which they may have at any time to the laying of venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over the Company.

Nothing contained herein shall limit or impair the right of the Holder to institute any suit, action, motion or proceeding in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceeding in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The Company may not assign any of the Company’s rights or delegate any of the Company’s obligations under this Promissory Note (or any part thereof) without the prior written consent of the Holder.

[Signature page follows.]

PHILADELPHIA ENERGY SOLUTIONS INC.

By:
Name:	[	]
Title:	[	]

[Signature page to Carlyle CEMOF Promissory Note]